As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-  [•]

SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JENNIFER CONVERTIBLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2824646
(State or other jurisdiction of	(IRS employer
incorporation or organization)	Identification number)

419 Crossways Park Drive

Woodbury, New York 11797

(516) 496-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harley J. Greenfield

Chief Executive Officer

Jennifer Convertibles, Inc.

419 Crossways Park Drive

Woodbury, New York 11797

(516) 496-1900

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

With a copy to:

Kenneth Koch, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

(212) 935-3000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ¨

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ý

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ¨

CALCULATION OF REGISTRATION FEE CHART

Title of each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value.........................	500,000 shares	$5.78	$2,890,000	$309.23

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for the common stock of Jennifer Convertibles, Inc. as reported on the American Stock Exchange on April 7, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholder may not sell these securities until the registration statement filed with the

Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 11, 2006

PROSPECTUS

500,000 Shares

JENNIFER CONVERTIBLES, INC.

Common Stock

________________

This prospectus relates to the disposition from time to time of up to 500,000 shares of our common stock, issuable upon the conversion of outstanding preferred stock, held by the selling stockholder described in the section entitled “Selling Stockholder” on page 9 of this prospectus.  The selling stockholder may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section entitled “Plan of Distribution” on page 10 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder.  We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares.

Our common stock is listed on the American Stock Exchange under the symbol “JEN.”  On April 7, 2006, the last reported sale price for our common stock was $5.90 per share.

________________

You should consider carefully the risks that we have described in “Risk Factors”

beginning on page 5 before deciding whether to invest in our common stock.

________________

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is ___________, 2006.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

            You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” on page 12.  You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

________________

PROSPECTUS SUMMARY

            The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC.  Investing in our common stock involves risk.  Therefore, carefully consider the information provided under the heading “Risk Factors” beginning on page 5.

Our Company

                We are the owner and licensor of the largest group of sofabed specialty retail stores and leather specialty retail stores in the United States, with stores located throughout the Eastern seaboard, in the Midwest, on the West Coast and in the Southwest.  As of August 27, 2005, our stores included 178 Jennifer ConvertiblesR stores and 16 Jennifer Leather stores.  Of these 194 stores, we owned 170 and licensed 24, including 23 owned or operated by a related private company and one owned by other third parties operated by the private company.

                Jennifer ConvertiblesR stores specialize in the retail sale of a complete line of sofabeds.  Additionally, we sell sofas and companion pieces, such as loveseats, chairs and recliners, in both fabric and leather, designed and priced to appeal to a broad range of consumers.  The sofabeds and companion pieces are made by several manufacturers and range from high-end merchandise to relatively inexpensive models.  We are the largest dealer of SealyR sofabeds in the United States.  Jennifer Leather stores specialize in the retail sale of leather living room furniture.  In order to generate sales, our licensees and we rely on the attractive image of the stores, competitive pricing, prompt delivery and extensive advertising.

                We believe that the image presented by our stores is an important factor in our overall marketing strategy.  Accordingly, stores are designed to display our merchandise in an attractive setting designed to show the merchandise, as it would appear in a customer’s home.  All of our stores have a similar clearly defined style, are designed as showrooms for the merchandise and are carpeted, well lighted and well maintained.  Inventories for delivery are maintained in separate warehouses.  We display a variety of sofabeds and companion pieces at each Jennifer Convertibles retail location with cocktail tables and other accessories.  In contrast to certain of our competitors that primarily target particular segments of the market, we attempt to attract customers covering the broadest socioeconomic range of the market and, accordingly, offer a complete line of sofabeds made by a number of manufacturers in a variety of styles at prices currently ranging from approximately $299 to $2,200.  The Jennifer Leather stores similarly offer a complete line of leather living room furniture in a variety of styles and colors at prices currently ranging from approximately $599 to $5,000.  We also generally feature attractive price incentives to promote the purchase of merchandise.  In addition to offering merchandise by brand name manufacturers, we offer merchandise at our Jennifer Convertibles and Jennifer Leather stores under the private label “Bellissimo CollectionR” brand name for leather merchandise.

                Although each style of sofabed, loveseat, sofa, chair and recliner is generally displayed at Jennifer Convertibles stores in one color and fabric, samples of the other available colors and fabrics or leathers are available on selected merchandise.  Up to 2,000 different colors and fabrics are available for an additional charge.  To maximize the use of our real estate and offer customers greater selection and value, we, as is common in the mattress industry, sell various sizes of sofabeds with various sizes of mattresses but display only one size of sofabed at our stores.  We also offer leather furniture in a number of different grades of leather and colors.  We generate additional revenue by selling tables and offering related services, such as lifetime fabric protection.

                A related private company, “the private company”, operates 24 Jennifer Convertibles stores, 23 of which it owns and one of which it licenses or manages.  We do not own or collect any royalties from the 21 private company owned stores which are located in New York.  However, the private company operates these stores in substantially the same way as we operate our stores and we are currently managing certain aspects of such stores.

                Merchandise ordered from inventory is generally available to be delivered within two weeks.  Customers who place special orders for items, colors or fabrics not in inventory must generally wait four to six weeks for delivery, except for leather merchandise which may take up to 20 weeks.  We believe that our ability to offer quick delivery of merchandise represents a competitive advantage.

                We are a Delaware corporation.  Our executive offices are located at 419 Crossways Park Drive, Woodbury, New York 11797 and our telephone number is (516) 496-1900.  Our web site is www.jenniferfurniture.com.  The information contained on our web site is not incorporated by reference into this prospectus.

The Offering

Common stock offered by the selling stockholder	Up to 500,000 shares
Use of proceeds

All of the proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholder.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

AMEX symbol	JEN

RISK FACTORS

            Investing in our common stock is very risky. Please carefully consider the risk factors described below.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. You should be able to bear a complete loss of your investment. See “Special Note Regarding Forward-Looking Statements.”

There is no assurance we will operate profitably.

                We incurred a net loss of ($3,870,000), ($4,142,000) and ($3,377,000) in the fiscal years ended August 27, 2005, August 28, 2004 and August 30, 2003, respectively.  The furniture business is cyclical and we have been impacted and will continue to be affected by changes in such cycles, by losses from new stores, the overall economic and political climate, changes in consumer preferences or demographics or unknown risks and uncertainties that may cause us to continue to incur losses from operations.

We may be liable for up to $2,700,000 per year of “short-fall” payments to the private company.

                As part of settlement with the private company, we obtained the right to open an unlimited number of stores in New York for a royalty of $400,000 per year.  Because we will be managing the private company’s stores and because we may negatively impact the private company’s sales by opening stores in its territory, we agreed to pay the private company up to $4,500,000 for the initial period beginning January 1, 2002 and ended August 30, 2003 and $2,700,000 per year thereafter, if its sales drop below specified levels.  For the initial period, which ended August 30, 2003, the amount of “short-fall” payments we paid to the private company was $1,326,000 and for fiscal years ended August 27, 2005 and August 28, 2004 the amount was $467,000 and $1,201,000, respectively. On November 18, 2004, the Management Agreement and License pursuant to which we are required to make such payments to the private company was amended such that the private company has agreed to waive its rights to receive the payments described above during the period commencing January 1, 2005 through August 31, 2007.   In addition, pursuant to the amendment, the private company agreed to waive its rights to receive from us an annual royalty payment in the amount of $400,000 per year during the period commencing January 1, 2005 through April 30, 2005, the date of court approval.

Our company could suffer from potential conflicts of interest.

                Potential conflicts of interest exist since Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer, and Edward B. Seidner, our Executive Vice President, and a former director, are owed over $10 million by the private company, which owns, controls or licenses the private company stores.  Accordingly, such persons derive substantial economic benefits from the private company.  In addition, Fred Love, the co-founder of the related private company, was Mr. Greenfield’s brother-in-law. Mr. Love passed away in October 2004 and Jane Love, Mr. Greenfield’s sister, is currently acting as the interim President of the private company.  Circumstances may arise in which the interest of the private company stores, of the private company or of Mr. Greenfield and Mr.  Seidner will conflict with our interests.  There are also numerous relationships, and have been numerous transactions, between us and the private company, including an agreement under which we warehouse and purchase merchandise for the private company, manage its stores and provide it other services.

We depend heavily on two suppliers.

                We purchase a significant percentage of our merchandise from Klaussner, which also manufactures furniture under the SealyR brand name.  During the fiscal year ended August 27, 2005, we purchased approximately 30% of our merchandise from Klaussner and 49% of our merchandise from Caye Home Furnishings, LLC (“Caye”).  Since a large portion of our revenues have been derived from sales of Klaussner and Caye products, the loss of these suppliers could have a material adverse impact on us until alternative sources of supply are established.  Our obligations to Caye are secured by substantially all of our assets.  Klaussner is also a principal stockholder and creditor of ours and owns retail stores that compete with ours.  Klaussner’s and Caye’s position as a significant creditors could potentially result in a temporary or permanent loss of our principal supply of merchandise, if, for example, Klaussner and Caye halted supply because we defaulted on or were late in making our payments to them.

The cyclical nature of the furniture industry poses risks to us from prolonged economic downturn.

                The furniture industry has been historically cyclical, fluctuating with general economic cycles.  During economic downturns, the furniture industry tends to experience longer periods of recession and greater declines than the general economy.  We believe that the industry is significantly influenced by economic and political conditions generally and particularly by consumer behavior and confidence, the level of personal discretionary spending, housing activity, interest rates, credit availability, demographics and overall consumer confidence.  All of these factors are currently being negatively affected by the economic downturn and a prolonged economic downturn might have a material adverse effect on our business.

Competition in the furniture industry could cost us sales and cause us to reduce prices.

                The retail sofabed business is highly competitive and includes competition from traditional furniture retailers and department stores as well as numerous discount furniture outlets.  Our stores may face sharp price-cutting, as well as imitation and other forms of competition, and we cannot prevent or restrain others from utilizing a similar marketing format.  Although we are the largest sofabed specialty retail dealer in the United States, many of our competitors have considerably greater financial resources.

A number of our store leases are month-to-month and accordingly the stores may need to halt operations on short notice.

                A number of our store leases are month-to-month. Accordingly, if, at the end of a monthly lease period, we are unable to negotiate favorable terms for the new lease period or unable to renew such lease, we may need to halt operations at such location on short notice, which may have a material adverse effect on our results of operations.

We may have difficulty obtaining additional financing.

                Our ability to expand and support our business may depend upon our ability to obtain additional financing.  We may have difficulty obtaining debt or equity financing.  We are currently a party to a Credit Agreement and a Security Agreement with Caye (the “Caye Credit Facility”), pursuant to which Caye agreed to provide us with $11.5 million of debt financing.  As of February 25, 2006, we owed Caye $11,039,000.  Most of our assets are pledged to Caye as security for the amounts we owe under the Caye Credit Facility.  From time to time, our financial position has made it difficult for us to secure third party consumer financing.  Inability to offer such financing adversely affects sales.

Substantially all of our assets have been pledged to Caye pursuant to our credit facility.

                Pursuant to the terms of the Caye Credit Facility, substantially all of our assets have been pledged to Caye as security for any amounts we owe under the Caye Credit Facility.  In the event of any bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the assets that are pledged as collateral securing any unpaid amounts must first be used to pay such amounts, as well as any other obligation secured by the pledged assets pursuant to the terms of the Caye Credit Facility, in full, before making any distributions to stockholders.  In such event, you could lose all or a part of your investment.

Harley J. Greenfield and current management are likely to retain control.

                As of February 25, 2006, Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer and principal stockholder, beneficially owns approximately 22.4% of our outstanding shares of common stock.  Approximately 43.9% of the outstanding common stock is beneficially owned by all officers and directors as a group, including Messrs. Greenfield and Seidner.  Since the holders of our common stock do not have cumulative voting rights, such officers’ and directors’ ownership of our common stock will likely enable them to exercise significant influence in matters such as the election of our directors and other matters submitted for stockholder approval.  Also, the relationship of such persons to the private company could serve to perpetuate management’s control in light of the private company’s relationship to us.

Our future success depends heavily on two executives.

                Our future success will depend substantially upon the abilities of Harley J. Greenfield, our Chairman of the Board and Chief Executive Officer and one of our principal stockholders, as well as Rami Abada, our President, Chief Operating Officer and Chief Financial Officer.  The loss of Mr. Greenfield’s and/or Mr. Abada’s services could materially adversely affect our business and our prospects for the future. We do not have key man insurance on the lives of such individuals.

We are not likely to declare dividends on common stock.

                We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.  We currently anticipate that we will retain all our earnings for use in the operation and expansion of our business and, therefore, do not anticipate that we will pay any cash dividends in the foreseeable future.  Also, under the terms of the Caye Credit Facility, we are prohibited from paying any dividends on our common stock.

We have a temporary exemption from the American Stock Exchange listing requirements and failure to meet our plan of compliance could result in the delisting of our common stock.

                On January 5, 2006, we received a letter from the American Stock Exchange (the “Exchange”) advising us that we were not in compliance with the Exchange’s requirements for continued listing.  Among other things, the Exchange requires a minimum shareholder’s equity of $4 million.  As of November 26, 2005, our shareholder’s equity was $81,000.  Accordingly, in order to maintain the continued listing of our stock, we were required to submit a plan of compliance (the “Plan”) to the Exchange demonstrating that we would be in compliance with all of the Exchange’s requirements for continued listing within 18 months of the January 5, 2006 notice letter (the “Plan Period”).  We submitted the Plan to the Exchange on February 3, 2006.  On March 1, 2006, we received a letter from the Exchange advising us that the Exchange had reviewed and approved the Plan and that our listing on the Exchange was being continued pursuant to an extension.  However, the Exchange noted that it would continue to review us periodically for compliance with the Plan and, if we do not show progress consistent with the Plan, the Exchange may immediately commence delisting proceedings.  While we believe that we will demonstrate adequate progress consistent with the Plan to the satisfaction of the Exchange during the Plan Period and achieve the required compliance with the Exchange’s continued listing standards by the end of the Plan Period to remain listed on the Exchange, there can be no assurance that we will.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance.  These statements include but are not limited to statements regarding: uncertainty of financial estimates and projections, the competitive environment for Internet telephony, our limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, as well as other risks referenced from time to time in our filings with the Securities and Exchange Commission.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the “Risk Factors” section, in additional to the other information set forth in this prospectus and the documents incorporated by reference herein.

            Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

USE OF PROCEEDS

            We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our common stock covered by this prospectus, including, without limitation, all registration and filing fees, American Stock Exchange additional listing fees, if any, and the fees and expenses of our legal counsel and accountants.

SELLING STOCKHOLDER

            This prospectus relates to the disposition from time to time of up to 500,000 shares of our common stock, issuable upon the conversion of outstanding preferred stock, held by the selling stockholder named herein.  The shares of our common stock offered by this prospectus are held by Klaussner Furniture Industries Inc. (“Klaussner”).  Klaussner is one of our largest suppliers.  During the fiscal year ended August 27, 2005, we purchased approximately 30% of our merchandise from Klaussner.

            On December 11, 1997, we sold to Klaussner 10,000 shares of our Series A Preferred Stock for $5,000,000.  These shares are non-voting, have a liquidation preference of $5,000,000, do not pay dividends (except if declared on the common stock) and are convertible into 1,424,500 shares of our common stock.  Wefiled a registration statement, of which this prospectus constitutes a part, in order to permit Klaussner and its permitted transferees and assigns to resell to the public the shares of our common stock underlying the Series A preferred stock.

            The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholder as of February 25, 2006.  For the purpose of calculating the amounts and percentages set forth in the following table, all of the outstanding shares of Series A Preferred Stock held by Klaussner have been deemed to have been converted into shares of common stock.  For purposes of the following description, the term “selling stockholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholder.  The information is based in part on information provided by or on behalf of the selling stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after February 25, 2006 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise.  Unless otherwise indicated below, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering (1)	Ownership Percentage Prior to Offering (2)	Number of Shares Being Offered (3)	Number of Shares Owned After Offering (4)	Ownership Percentage After Offering (4)

Klaussner Furniture Industries Inc.	1,443,230	19.8%	500,000	943,230	13.9%

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(1) Includes 1,424,500 shares of common stock underlying Series A Preferred Stock and 18,730 shares of common stock underlying currently exercisable options owned by Klaussner.  Klaussner has granted to our Chairman of the Board and Chief Executive Officer, Harley J. Greenfield, an option to purchase 2,106 shares of our Series A Preferred Stock (which are convertible into 300,000 shares of our common stock).  This option expires on November 30, 2009.

(2) This percentage is calculated using as the numerator, the number of shares of common stock included in the prior column, and as the denominator, 5,846,058 shares of common stock that were issued and outstanding as of February 25, 2006 plus the number of shares of common stock that are included in the prior column (i.e., 7,289,288 shares of common stock).

(3) The number of shares in this column represents all of the shares that each stockholder may dispose of under this prospectus.

(4) We do not know when or in what amounts the selling stockholder may offer for sale the shares of common stock pursuant to this offering. The selling stockholder may choose not to sell any of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholder will hold after completion of the offering.  For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus upon the completion of the offering.  This percentage is calculated using as the numerator, the number of shares of common stock included in the prior column, and as the denominator, 5,846,058 shares of common stock that were issued and outstanding as of February 25, 2006 plus the number of shares of common stock that are included in the prior column (i.e., 6,789,288 shares of common stock).

PLAN OF DISTRIBUTION

            The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder.  For purposes of the following description, the term “selling stockholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholder.  Each selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise.  We will not receive any of the proceeds of this offering.

            The selling stockholder may sell its shares of common stock directly to purchasers from time to time.  Alternatively, it may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder or the purchasers of such securities for whom they may act as agents.  The selling stockholder and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions  or other  compensation  received  by any such  underwriter, broker/dealer or agent may be deemed to be underwriting  discounts and commissions under the Securities Act.

            The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.  The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

  on any national securities exchange, such as the American Stock Exchange, or quotation system on which the common stock may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in transactions otherwise than on such exchanges or system or in the over-the-counter market;

  through the purchase and sale of over-the-counter options;

  in private transactions otherwise than on exchanges or system or in the over-the-counter market;

  by pledge to secure debt and other obligations; or

  through a combination of any of the above transactions.

            In addition, any shares covered by this prospectus which qualify may be sold pursuant to Rule 144 under the Securities Act if available or under Section 4(1) of the Securities Act rather than pursuant to this prospectus.

            In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.  The selling stockholder may also engage in puts, calls, collars and other transactions in our securities or derivatives of our securities.

            At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.  The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter, broker-dealer or financial institution regarding the sale of its shares other than ordinary course brokerage arrangements.

            To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

            The selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. The foregoing may affect the marketability of such securities.

            We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the sale of all of the shares registered pursuant to such registration statement or Rule 144 under the Securities Act, or (ii) all shares included in such registration statement shall have ceased to be outstanding.

            We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act.  The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

            The validity of the common stock offered in this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

            The financial statements incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended August 27, 2005 have been so incorporated in reliance upon the report of Eisner LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

            We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” In addition, our stock is listed for trading on the American Stock Exchange. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

            This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

  inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

  obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or obtain a copy from the SEC web site.

INCORPORATION OF DOCUMENTS BY REFERENCE

            The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:

  Annual Report on Form 10-K for the year ended August 27, 2005, filed on November 25, 2005;

  Quarterly Report on Form 10-Q for the quarter ended November 26, 2005, filed on January 10, 2006;

  Current Reports on Form 8-K, filed on January 10, 2006 and March 7, 2006;

  Quarterly Report on Form 10-Q for the quarter ended February 25, 2006, filed on April 11, 2006; and

  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 2003, including any amendments or reports filed for the purpose of updating that description.

            All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering by this prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

            You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Investor Relations

Jennifer Convertibles, Inc.

419 Crossways Park Drive

Woodbury, New York 11797

Telephone: (516) 496-1900

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

            The following table sets forth the Company’s estimates (other than the SEC and AMEX registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the following expenses are being paid by the selling holders.

Item                                                                                                                                                        Amount

SEC registration fee........................................................................................................................      $309.23

Legal fees and expenses................................................................................................................ $15,000.00

Accounting fees and expenses....................................................................................................   $5,000.00

Printing Fees...................................................................................................................................      $500.00

Miscellaneous fees and expenses...............................................................................................          $      0

                  Total................................................................................................................................ $20,809.23

Item 15. Indemnification of Directors and Officers.

            Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

            Section 145 of the DGCL provides, among other things, that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.  The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The power to indemnify applies to actions brought by or in the right of the company as well but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

            Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

            Article Eighth of the Company’s Certificate of Incorporation provides that each person made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that such person was a director, officer, incorporator, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding.

            Article Ninth of the Company’s Certificate of Incorporation provides that no director of the Company shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or any of its stockholders, (2) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

            The indemnification provisions contained in the Company’s Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.  In addition, the company maintains insurance on behalf of its directors and executive directors or officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

(a) Exhibits.

                                        Exhibit

                                        Number                                   Description of Document

3.1.1	Certificate of Incorporation of Jennifer Convertibles, Inc. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement — File Nos. 33-22214 and 33-10800).
3.1.2

Certificate of Designations, Preferences and Rights of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

3.1.3

Certificate of Designations, Preferences and Rights of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended August 29, 1998).

3.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended August 26, 1995).
4.1	Specimen Certificate of Common Stock. (incorporated herein by reference to Exhibit 4 to our Registration Statement — File Nos. 33-22214 and 33-10800).
4.2	Specimen Certificate of Series A Preferred Stock.
4.3

Registration Rights Agreement, dated December 11, 1997, between Klaussner and Jennifer Convertibles, Inc. (incorporated herein by reference to Exhibit 10.3 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered.
10.1

Stock Purchase Agreement, dated December 11, 1997, between Klaussner and Jennifer Convertibles, Inc. (incorporated herein by reference to Exhibit 10.3 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

23.1	Consent of Eisner LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3).
24.1	Power of Attorney (included on signature page).

__________

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)

        1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

                    A.    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                    B.    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                i.     If the registrant is relying on Rule 430B:

                    A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                ii.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury and State of New York on the 11 day of April, 2006.

                                                                                            Jennifer Convertibles, Inc.

                                                                                             By: /s/ Harley J. Greenfield

                                                                                                    Harley J. Greenfield

                                                                                                    Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Harley J. Greenfield and Rami Abada and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Harley J. Greenfield Harley J. Greenfield	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 11, 2006
/s/ Rami Abada Rami Abada	President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	April 11, 2006
/s/ Edward Bohn Edward Bohn	Director	April 11, 2006
/s/ Kevin J. Coyle Kevin J. Coyle	Director	April 11, 2006
/s/ Mark Berman Mark Berman	Director	April 11, 2006

EXHIBIT INDEX

                                        Exhibit

                                        Number                                                     Description of Document

3.1.1	Certificate of Incorporation of Jennifer Convertibles, Inc.(incorporated herein by reference to Exhibit 3.1 to our Registration Statement — File Nos. 33-22214 and 33-10800).
3.1.2

Certificate of Designations, Preferences and Rights of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

3.1.3

Certificate of Designations, Preferences and Rights of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended August 29, 1998).

3.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended August 26, 1995).
4.1	Specimen Certificate of Common Stock. (incorporated herein by reference to Exhibit 4 to our Registration Statement — File Nos. 33-22214 and 33-10800).
4.2	Specimen Certificate of Series A Preferred Stock.
4.3

Registration Rights Agreement, dated December 11, 1997, between Klaussner and Jennifer Convertibles, Inc. (incorporated herein by reference to Exhibit 10.3 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered.
10.1

Stock Purchase Agreement, dated December 11, 1997, between Klaussner and Jennifer Convertibles, Inc. (incorporated herein by reference to Exhibit 10.3 to our Annual Report on Form 10-K for the fiscal year ended August 30, 1997).

23.1	Consent of Eisner LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3).
24.1	Power of Attorney (included on signature page).

__________